ARTICLES OF INCORPORATION

OF

TRIANGLE URANIUM CORPORATION

FILED AT THE REQUEST OF

WILLIAM J. DAHLE, MGR.,
WEBER INVESTMENT CO., #2341 KIESEL AVE., OGDEN, UTAH

NOV. 4, 1954
(DATE)

X-6

JOHN KOONTZ, SECRETARY OF STATE

BY John Koontz
DEPUTY SECRETARY OF STATE

No. 1036-54

FILING FEE $ 100.00

324

ARTICLES OF INCORPORATION

of

TRIANGLE URANIUM CORPORATION

We, the undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, relating to private corporations and associations, do hereby associate, and for that purpose, AGREE as follows:

ARTICLE I

Name of Corporation: The name of the Corporation hereby created is, and shall be, TRIANGLE URANIUM CORPORATION.

ARTICLE II

Principal Office. The principal office of the Corporation in the State of Nevada shall be in 120 No. 3rd Street, Las Vegas, County of Clark, State of Nevada. The corporation may also have offices at such other place or places either within or without the State of Nevada, as the Board of Directors may from time to time appoint or as the business of the Company may require.

ARTICLE III

Nature of Business to be Transacted: The general powers, purposes and objects of this corporation, and the nature of the business to be promoted and conducted by it are, and shall continue to be as follows, to-wit:

(1) To mine, sell, mill, process and ship uranium, vanadium and any and all other forms of minerals, metals, ferrous or non-ferrous, including concentrating and all other forms of treating of mine products now known or which may hereafter be found practicable.

(2) To locate, purchase, or otherwise acquire or own and to sell, lease, mortgage, or otherwise dispose of any lands containing mineral or other lands neces-

sary to carry out the objects for which this corporation is formed, including the acquisition of agricultural or grazing land in any manner.

(3) To purchase, lease, or in any manner, acquire and to own, operate, or in any manner control and sell, mortgage, or otherwise dispose of or encumber any mills, smelters, concentrators and other plants for the treatment or reduction of any and all kinds of ores and minerals; electric light plants, water power plants, tramways, or other means of transportation; irrigating canals or ditches, mercantile establishments and boarding houses, which may be deemed necessary to conduct the business of the corporation.

(4) To own, hold, purchase, or otherwise acquire and sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock, and bonds, debentures or other evidences of indebtedness created by other corporations and while the holder thereof, to exercise all the rights and privileges or ownership, including the right to vote thereon.

(5) To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue and grant promissory notes, drafts, bills of exchange, warrants, options, bonds, debentures and other negotiable or non-negotiable instruments, evidences of indebtedness and agreements, and secure the payment thereof and of the interest thereon and the performance thereof by mortgage upon, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the company, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

(6) To purchase, hold, sell, transfer, re-issue or cancel the shares of its own capital stock or any securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Nevada, provided

that the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation, and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon either directly or indirectly.

(7) In general, to carry on any business, not contrary to the laws of the State of Nevada, and to have and exercise all of the powers conferred by the laws of said state upon corporations formed thereunder; and to do any and all of the acts and things therein set forth to the same extent as natural persons could do, and in any part of the world, as principal, contractor, factor, agent, or otherwise, and either alone or in company with others.

ARTICLE IV.

Capitalization. The total number of shares of stock which the corporation is authorized to issue is Twenty-Five Million (25,000,000) shares, and the par value of each of such shares is one cent (1¢), amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00). All of such shares shall be common stock.

ARTICLE V.

Officers. The members of the governing Board shall be called Directors. The number and kind of officers of the corporation shall be: a Board of Directors of nine (9) members, each of whom shall be a shareholder owning and holding one thousand (1,000) shares of stock on the books of the corporation, and except as to the first directors, shall be elected at the annual meeting by a majority of the shareholders present, or represented at the meeting, and hold office for one year, and until his successor is elected and qualified, except that a Director appointed to fill a vacancy shall hold office until the next annual meeting, and until the election and qualification of his successor. Vacancies in the office of Director or any other office of the

corporation may be filled by the Board of Directors; also, there shall be a President, Vice President, Secretary and Treasurer, who, except the Secretary, shall be shareholders, and all shall be elected by the Board of Directors at the first meeting after the annual meeting of the stockholders, and hold office for one year, and until their successors are elected and qualified. More than one office may be held by the same person. Any director or other officer may resign by filing with the Secretary a written resignation. Such resignation, if not accepted by the Board of Directors within thirty (30) days shall take effect without acceptance and the office shall become vacant.

ARTICLE VI

Stock Non-Assessable. The capital stock of this corporation shall not be assessable.

ARTICLE VII

Names and Addresses of Incorporators. The names of the incorporators, and their respective places of residence are as follows, to-wit:

NAME:	ADDRESS:	
George T. Sugihara	244 – 32nd Street	Ogden, Utah
Robert A. Isakson	176 N. 300 E.,	Clearfield, Utah
William J. Dahle	159 So. 400 E.,	Clearfield, Utah

ARTICLE VIII.

Duration of Corporation. This corporation shall continue and endure for a period of one hundred (100) years, unless sooner dissolved by operation of law, or by the acts of its shareholders.

ARTICLE IX.

Officers and Directors to Serve. The Directors and Officers who shall serve until the first general election, are as follows, to-wit:

GEORGE T. SUGIHARA	President, Director, General Manager
ROBERT A. ISAKSON	Vice President, Director
WILLIAM E. JOHNSON	Secretary, Treasurer and Director
WILLIAM J. DAHLE	Director

DONALD G. OLIVER	Director
GLENN N. GRESSETT	Director
CARL R. COWAN	Director
JOHN B. POULSON	Director
B. B. INOUYE	Director

ARTICLE X.

Duties and Powers of Directors. Five members of the Board of Directors elected or appointed shall be authorized to transact the business of the corporation, and exercise the corporate powers, and for so doing shall form and constitute a quorum.

The Board of Directors may appoint agents for the management of its business, fix their salaries and duties, and remove them at pleasure, and the Board of Directors may make, alter, and repeal by-laws, provided however, that the said by-laws of the corporation shall not be in conflict with these Articles of Incorporation, nor with the Laws of the State of Nevada; and further, they shall have the power to borrow money on the credit of the corporation and for such purpose shall have the right to mortgage, pledge or hypothecate the property as they in their judgment shall see fit, and without the consent of the shareholders.

The Board of Directors may appoint an executive committee and define the duties of the same, but if not otherwise defined by the Board of Directors, said committee shall have and exercise such of the powers of the board of directors, during the period of time between meetings of the Board of Directors, as may be lawfully designated.

The powers of the Board of Directors heredin enumerated are in addition to, and not restricting the general powers which may be exercised by such Boards of Directors under and by the laws of the State of Nevada.

ARTICLE XI

Annual Meeting. The first annual meeting of the shareholders shall be on the First Monday in October, 1955, and subsequent annual meetings shall be held on

the First Monday in October of each year thereafter.

ARTICLE XII

Liability of Stockholders. The private property of the stockholders shall not be liable for obligations or debts of the corporation.

ARTICLE XIII

Amendments to Articles. These articles may be amended at any stockholders' meeting called for that purpose. Notice of such meeting shall be given by mailing or delivering a written or printed notice to each stockholder of record at least ten days before such meeting. The stock represented at the meeting whatever the amount, shall constitute a quorum, and the question of amendment shall be decided by a majority of the votes cast.

IN WITNESS WHEREOF, the parties to these presents have hereunto set their respective hands this 25 day of October, A.D. 1954.

George T. Sugihara

Robert A. Isakson

William J. Dahle

STATE OF UTAH)
{ ss.
County of Weber)

On the 25 day of October, 1954, personally appeared before me L.D. Castley, a Notary Public in and for Weber County, State of Utah, GEORGE T. SUGIHARA, ROBERT A. ISAKSON and WILLIAM J. DAHLE, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County of Weber, State of Utah the day and year in this certificate first above written.

Notary Public
Residing in Weber County, Utah
My Commission Expires: 12-8-56

6-X

STATE OF UTAH (
) ss.
County of Weber (

GEORGE T. SUGIHARA, ROBERT A. ISAKSON and WILLIAM J. DAHLE, being first duly sworn, each upon oath doth depose and say:

That the Incorporators have commenced, and that it is bona fide their intention to commence and carry on the business mentioned in the Articles of Incorporation, and that the affiants of their own knowledge know that each party to the Articles of Incorporation has paid in the amount of the capital subscribed for by him in full.

George T. Sugihara
Robert A. Isakson
William J. Dahle

Subscribed and sworn to before me this 25 day of October, A.D. 1954

L. D. Castley
Notary Public
Residence: Ogden, Utah

My Commission Expires: 12-8-56

7-X

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

TRIANGLE URANIUM CORPORATION

INDEXED

FILED AT THE REQUEST OF

H. D. Williams

62 West Fourth South

Salt Lake City, Utah

4 page

February 5, 1971
(DATE)

John Koontz

JOHN KOONTZ, SECRETARY OF STATE

John R. Walburn
(BY) DEPUTY SECRETARY OF STATE

No. 1036-54

FILING FEE $ 20.00

324

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

FEB 5 1971

JOHN KOONTZ, SECRETARY OF STATE
John Koontz
No. 1036-54

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF TRIANGLE URANIUM CORPORATION

Pursuant to the provisions of Section 78, The Business Corporation Law of the State of Nevada, the undersigned corporation adopts the following Amendments to its Articles of Incorporation:

FIRST: The name of the Corporation is

TRIANGLE URANIUM CORPORATION

SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders of the Corporation on December 22, 1970, in the manner prescribed by the Nevada Business Corporation Act:

ARTICLE I

Name of Corporation: The name of the Corporation shall be Triangle Industries Corporation.

ARTICLE IV.

Capitalization: The total authorized capital of the corporation shall be Two Hundred Fifty Thousand Dollars ($250,000.00) divided into Twenty-five Million shares (25,000,000) common capital stock of the par value one cent (1¢) per share.

All common stock of the par value of one cent (1¢) per share issued and outstanding of Triangle Uranium Corporation prior to December 22, 1970 shall be surrendered and converted into new common stock in the name of Triangle Industries Corporation at the rate of ten (10) shares of the former stock of Triangle Uranium Corporation for one (1) share of the common stock of Triangle Industries Corporation.

ARTICLE V

Officers: The members of the governing board shall be styled Directors and the number thereof shall be not less than three (3) nor more than nine (9).

ARTICLE VI

Stock Non-Assessable and shall be Non-Pre-emptive. The stock of this Corporation shall be fully paid and

non-assessable. No shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any shares or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or other securities, would adversely affect the dividend or voting rights of such holders, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation or other securities convertible into or carrying options or warrants to purchase shares of any class without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

ARTICLE X

Duties and Powers of Directors: The first word of said Article is amended to read Three (3) instead of five (5).

THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 5,702,180 ; the number of shares entitled to vote thereon was 5,702,180.

FOURTH: The number of shares voted for such Amendments was 3,776,800; the number of shares voted against such Amendments was 26,500.

FIFTH: The manner in which said Amendments effect a change in the amount of stated capital and the amount of stated capital is changed by such Amendments are as follows: No Change.

Dated this 22nd day of December, 1970.

TRIANGLE URANIUM CORPORATION

By [signature]
Milton P. Calder, President

By [signature]
Karl F. Calder, Secretary

STATE OF UTAH)
: ss.
COUNTY OF SALT LAKE)

I, Alvin I. Smith, a Notary Public, do hereby certify that on this 13th day of January , 1971, personally appeared before me Milton P. Calder and Karl F. Calder, who being by me first duly sworn declared that they were respectively the President and Secretary of Triangle Uranium Corporation; that they signed the foregoing Articles of Amendment as President and Secretary of the Corporation and that the statements therein contained are true.

Alvin I. Smith
NOTARY PUBLIC

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

TRIANGLE INDUSTRIES CORPORATION

FILED AT THE REQUEST OF

Mr. M. P. Calder

62 West Fourth South

Salt Lake City, Utah 84101

March 8, 1972
(DATE)

John Koontz

JOHN KOONTZ, SECRETARY OF STATE

(BY) DEPUTY SECRETARY OF STATE

No. 1036-54

FILING FEE $ 20.00

324

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 8 1972

JOHN KOONTZ - SECRETARY OF STATE

John Koontz

No. 1036-54

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TRIANGLE INDUSTRIES CORPORATION

Pursuant to the provisions of Section 78 of the Business Corporation Laws of the State of Nevada, the undersigned corporation adopts the following Amendment to its Articles of Incorporation:

"CAPITALIZATION: The total authorized capital of the corporation shall be $250,000 divided into 25,000,000 shares of Common Stock of the par value of One Cent ($.01) per share.

Each share of Common Stock, par value $.01 per share, of the corporation issued and outstanding is hereby reclassified and changed into 1/8th fully paid and non-assessable share of Common Stock, $.01 par value of the corporation."

Upon the effectiveness of this amendment (1) holders of certificates issued prior to December 22, 1970, representing Common Stock, par value $.01 per share of the corporation, each share of which was heretofore converted into 1/10th share of Common Stock, $.01 par value of the corporation to receive a new certificate representing one share of Common Stock, $.01 per share, for each 80 shares of Common Stock, $.01 per share, represented by such surrendered certificates, and (ii) holders of certificates issued on or after December 22, 1970, representing Common Stock, par value $.01 per share of the corporation, shall be entitled upon surrender thereof to the corporation to receive new certificates representing one share of Common Stock, $.01 per share, for each 8 shares of Common Stock, $.01 per share, represented by such surrendered certificates."

DATED this 24th day of February, 1972.

TRIANGLE INDUSTRIES CORPORATION

By: Milton P. Calder
MILTON P. CALDER, President

By: Karl F. Calder
KARL F. CALDER, Secretary

C E R T I F I C A T E

STATE OF UTAH)
: ss
County of Salt Lake)

MILTON P. CALDER and KARL F. CALDER, being first duly sworn do hereby certify the following:

1. That they are respectively the President and Secretary of TRIANGLE INDUSTRIES CORPORATION.

2. That under date of February 9, 1972, a notice of a Special Meeting of Shareholders was sent to all of the shareholders of record of TRIANGLE INDUSTRIES CORPORATION; and that on February 22, 1972, pursuant to said notice, a Special Meeting of Shareholders was held in Salt Lake City, Utah. That at said meeting, of the total shares issued and outstanding of 6,969,380 shares, there were shareholders owning shares totaling 3,949,120 shares present in person or by proxy.

3. That at said meeting a Resolution was proposed as set forth amending the corporation's Articles of Incorporation. That said Resolution was duly passed by said shareholders with 3,931,120 shares voting in favor of the same and 18,000 shares voting in opposition to it. Accordingly, said Resolution of amendment was duly adopted by the shareholders of the corporation.

By: [signature]
MILTON P. CALDER, President

By: [signature]
KARL F. CALDER, Secretary

STATE OF UTAH)
: ss
County of Salt Lake)

I, Alvin I. Smith, a Notary Public, do hereby certify that on the 24th day of February, 1972, personally appeared before me, MILTON P. CALDER and KARL F. CALDER, who being by me first duly sworn, declare that they were respectively the President and Secretary of TRIANGLE INDUSTRIES CORPORATION; that they signed the foregoing Articles of Amendment as President and Secretary of the Corporation and the above Certificate and that the statements therein contained are true.

[signature]
NOTARY PUBLIC
Residing in Salt Lake County, Utah

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

TRIANGLE INDUSTRIES CORPORATION

INDEXED

FILED AT THE REQUEST OF

United States Corporation Company
411 North Plaza
Carson City, Nev. 89701

November 2, 1972
(DATE)

John Koontz

JOHN KOONTZ, SECRETARY OF STATE

(BY) DEPUTY SECRETARY OF STATE

No. 1036-54

FILING FEE $ 20.00

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

TRIANGLE INDUSTRIES CORPORATION

* * * * * * * * * * * * * *

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

NOV - 2 1972

JOHN KOONTZ - SECRETARY OF STATE

John Koontz
No. 1036-54

Triangle Industries Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Nevada and the acts amendatory thereof and supplemental thereto, the Articles of Incorporation of which were filed in the office of the Secretary of State of Nevada on the 4th day of November, 1954, DOES HEREBY CERTIFY:

FIRST: THAT at a meeting of the Board of Directors of said Triangle Industries Corporation duly held and convened, a resolution was duly adopted setting forth an amendment proposed to the Articles of Incorporation of said corporation as follows:

THAT the Articles of Incorporation of said Triangle Industries Corporation be amended by striking out Article I thereof and by inserting in lieu thereof the following:

ARTICLE I

Name of Corporation: The name of the corporation is CONTINENTAL HEALTH SERVICES CORPORATION.

THAT the Articles of Incorporation of said Triangle Industries Corporation be further amended by striking out Article IV thereof and by inserting in lieu thereof the following:

ARTICLE IV

Capitalization: The total authorized capital of the corporation shall be TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) divided into TWENTY FIVE MILLION (25,000,000) shares of Common Stock of the par value of One Cent ($.01) per share. Each share of Common Stock, par value $.01 per share, issued and outstanding is hereby reclassified and changed into Four (4) fully paid and non-assessable shares of Common Stock, $.01 par value per share.

Upon effectiveness of this amendment, holders of certificates representing issued and outstanding shares of Common Stock, $.01 par value per share, of this corporation, upon surrender thereof to the corporation shall be entitled to receive new certificates representing such number of shares of Common Stock, $.01 par value per share, of this corporation into which the number of shares represented by such certificates have been reclassified and changed by this amendment and by prior amendments to the Articles of Incorporation of this corporation.

and declaring said amendment advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

SECOND: THAT thereafter, pursuant to the aforesaid resolution of its Board of Directors, a special meeting of the stockholders of said Triangle Industries Corporation was duly called and held, in accordance with law and the by-laws of said corporation, at the City of Evanston, State of Illinois, on the 23rd day of June, 1972, at 2:00 P.M., at which meeting more than a majority of the voting stockholders of said corporation were present in person or by proxy; that at said meeting a vote of the stockholders by ballot, in person or by proxy, was taken for and against said proposed amendment; and that at said meeting, by vote conducted as aforesaid, said amendment was adopted, the persons or bodies corporate holding the majority of each class of the issued and outstanding voting stock of said corporation voting for said proposed amendment to wit: of the 655,232 shares of Common Stock of the corporation outstanding, being the only shares of the capital stock of the corporation outstanding, 500,000 shares were voted for said amendment and no shares were voted against the same.

IN WITNESS WHEREOF, said Triangle Industries Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Jacob L. Weinberg, its President, and Norman Rosenfield, its Secretary, this 4th day of August, 1972.

Jacob L Weinberg
President

Norman Rosenfield
Secretary

STATE OF ILLINOIS)
) ss
COUNTY OF C O O K)

I, SAUL SELTZER, a Notary Public do hereby certify that on this 4 day of August, 1972 personally appeared before me Jacob L. Weinberg and Norman Rosenfield who, by me being first duly sworn, declared that they were respectively the President and Secretary of Triangle Industries Corporation, that they signed the foregoing Articles of Amendment as President and Secretary of said corporation and that the statements contained therein are true.

Notary Public

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
MAY 17 1984
WM. SWACKHAMER - SECRETARY OF STATE
No. 1036-54

FILING FEE: $50.00
BY: H. DEWORTH WILLIAMS
INVESTMENT CO.
62 WEST 4TH SOUTH
SALT LAKE CITY, UTAH
84101

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
CONTINENTAL HEALTH SERVICES CORPORATION

Pursuant to the provisions of Section 78 of the Business Corporation Laws of the State of Nevada, the undersigned corporation adopts the following Amendment to its Articles of Incorporation:

I

Article I shall be deleted and in lieu thereof, Article I shall read as follows:

Name of Corporation: The name of the corporation is PLANISOL, INC.

II

Article II shall be deleted and in lieu thereof, Article II shall read as follows:

Principal Office: The principal office of the Corporation shall be located at 502 E. John, Room E, Carson City, Nevada 89701.

IV

Capitalization: The total authorized capital of the corporation shall be Two Hundred and Fifty Thousand Dollars ($250,000) divided into Six Million Two Hundred Fifty Thousand (6,250,000) shares of Common Stock of the par value of Four Cents ($.04) per share. Each Four (4) shares of Common Stock, Par Value $.01 per share, issued and outstanding is hereby reclassified and changed into One (1) fully paid and non-assessable share of Common Stock, $.04 par value per share.

Upon effectiveness of this amendment, holders of certificates representing issued and outstanding shares of Common Stock, $.01 par value per share, of this corporation, upon surrender thereof to the corporation shall be entitled to receive new certificates representing such number of shares of Common Stock, $.04 par value per share, of this corporation into which the number of shares represented by such certificates have been reclassified and changed by this amendment and by prior amendments to the Articles of Incorporation of this corporation.

Pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of said Continental Health Services Corporation was duly called and held, in accordance with law and the By-Laws of said corporation, at the City of Salt Lake City, State of Utah, on the 17th day of April, 1984, at 11:00 A.m., at which meeting more than a majority of the voting stockholders of said corporation were present in person or by proxy; that at said meeting a vote of

the stockholders by ballot, in person or by proxy, was taken for and against said proposed amendment; and that at said meeting, by vote conducted as aforesaid, said amendment was adopted, the persons or bodies corporate holding the majority of each class of the issued and outstanding voting stock of said corporation voting for said proposed amendment to wit: of the 2,399,377 shares of Common Stock of the corporation outstanding, being the only shares of the capital stock of the corporation outstanding, 1,910,000 shares were voted for said amendment and no shares were voted against the same.

IN WITNESS WHEREOF, the parties to these presents have hereunto set their respective hands this 17th day of April, 1984.

David W. Williams, President

Janis A. Patterson, Secretary

STATE OF UTAH)
:ss
COUNTY OF SALT LAKE)

On the 17th day of April, 1984, personally appeared before me J. Averett, a Notary Public, in and for Salt Lake County, State of Utah, David W. Williams, and Janis A. Patterson, known to me to be the persons described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County of Salt Lake, State of Utah, the day and year in this certificate first written above.

J. Averett, Notary Public Residing in Salt Lake County, Utah
My Commission Expires:

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

DEC 29 1992

CHERYL A. LAU SECRETARY OF STATE

No. 1036-54

FILING FEE: $325.00 C68679 PI
GERALD WEINBERG, P.C.
ATTN: KATHERINE MITCHELL
90 STATE STREET
ALBANY, NY 12207

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF PLANISOL, INC.

Pursuant to the provisions of Section 78 of the Business Corporation Law of the State of Nevada, the undersigned President and Secretary of the corporation hereby certify that the Board of Directors of the Corporation have duly authorized and the Corporation by more than fifty per cent of its stockholders have adopted the following Amendment to its Articles of Incorporation:

Article IV shall be deleted and in lieu thereof, Article IV shall read as follows:

Capitalization: The total authorized capital of the corporation shall be One Million Two Hundred and Fifty Thousand ($1,250,000) Dollars divided into Six Million Two Hundred Fifty Thousand (6,250,000) shares of Common Stock of the par value of Four Cents ($.04) per share and One thousand (1,000) of One thousand ($1,000) dollar par preferred shares. There shall be vested in the Board of Directors of the corporation the authority to determine the Class, Series, Number of Shares of each Class, Voting Powers, Designations Preferences, Restrictions and Relative Rights of each preferred share.

Holders of the Corporation's $.01 par value shares who have not exchanged them for the Corporation's $.04 par value shares shall retain the right to surrender them to the corporation and receive for every four shares so surrendered, one share of the $.04 par value shares.

In witness whereof we have set our hand and the seal of the corporation this 1st day of October 1992

Randy Wurst
President

Daniel Weinberg
Secretary

RECEIVED

DEC 2 9 1992

Secretary of State

State of New Jersey)
) ss:
County of Bergen)

I, the undersigned, a Notary Public do hereby certify that on the 17 day of December, 1992, personally appeared before me RANDY WINSTON and JOEL WINSTON [signature], who by me being first duly sworn declared that they were respectively, the President and Treasurer of Planisol, Inc., that they signed the foregoing Articles of Amendment as President and Secretary of the Corporation and that the statements therein contained are true.

[signature: Helen Lombardi]
12/17/92
HELEN LOMBARDI
NOTARY PUBLIC OF NEW JERSEY
My Commission Expires June 23, 1997

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20070396960-42
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/07/2007 12:45 PM
	Entity Number C1036-1954

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Plamisol, Inc.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☒ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Amended and Restated Articles of Incorporation
Of
Planisol, Inc.

Pursuant to Nevada Revised Statue, Title 7, Chapter 78, it is hereby certified that;

ARTICLE I

The name of the Corporation shall be Planisol, Inc.

ARTICLE II

Authorized Shares

Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) Common Shares of one class, par value of $.001.

Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE III

Preemptive Rights

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unmissed Shares or treasury shares of the capital stock of this Corporation, or securities convertible into the shares of capital stock or carrying capital purchase warrants or privileges.

ARTICLE IV

Cumulative Voting

Cumulative Voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

ARTICLE V

Provisions for the Regulation of the
Internal Corporate Affairs

The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the corporation and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

Section 1: Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such bylaws as it deems proper for the management of the affairs of the Corporation according to these Articles and the laws in such cases made and provided.

Section 2: Executive Committee. The Bylaws may provide for designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

Section 3. Place of Meetings. Both Stockholders' and Directors' meetings may be held either within or without the State of Nevada, as may be provided in the Bylaws.

Section 4: Compensation to Directors. The Board of Directors is authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefore in any form.

Section 5: Conflicts of Interest. No transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by: (a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

Section 6: Registered Owner of Stock. The Corporation shall be entitled to treat the registered holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice the meeting of the Shareholders; (b) vote at such meetings; (c) sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.

Section 7: Conduct of Business. The Corporation may conduct part or all of its business not only in the State of Nevada but also in every other state of the United States and the Direct of Columbia, and in any territory, district, and possession of the United States and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold purchase, mortgage, lease and covey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Nevada, and the Corporation may have one or more offices out of the State of Nevada.

Section 8: Vote of the Shareholders. To the fullest extent now or hereafter permitted by the Nevada Business Corporation Act, the vote of a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter to come before the shareholders of the Corporation, including, but not limited to, the right from time to time to amend, alter or repeal or add any provisions to, the Corporation's Articles of Incorporation.

Section 9: Quorum For Voting: A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of not less than one-third of the issued and outstanding shares entitled to vote on the matter.

Section 10: Restrictions on Stock. The Directors shall have the right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares consents to the restrictions.

Section 11: Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person's estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Any repeal or modification of Section 11 above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification.

ARTICLE VI

Registered Office and Agent, Initial Directors and Officers

The address of the initial registered office of the Corporation is 3155 E. Patrick Lane, Ste. 1, Las Vegas, NV 89120, and the name of the registered agent is Incorp Services. Books of accounts, records, documents, and other papers may be kept at the registered office of the Corporation or at such other place as may be determined by the Board of Directors.

ARTICLE VII

Initial Principal Office

The address of the initial principal office of the Corporation is 330 Clematis Street, Ste. 217, West Palm Beach, FL 33401. The Principal Office of the Corporation may be relocated to such other place or places from time to time as may be determined by the Board of Directors.

ARTICLE VIII

Data Respecting Incorporator

The name and address of the Incorporator of this Corporation is as follows: Michael Anthony, 330 Clematis Street, Ste. 217, West Palm Beach, FL 33401.

ARTICLE IX

Effective Date

These amended Articles shall begin on June 6, 2007.

ARTICLE X

Combinations With Interested Stockholders

At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE XI

Control Shares

The Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.378 to 78.3793, inclusive, as may be amended from time to time, or any successor statute.

The undersigned officers have been authorized to execute this certificate by resolution and unanimous consent of the Board of Directors dated June 6, 2007. This certificate correctly sets forth the text of the Articles of Incorporation as amended to the date of this certificate.

Executed on this 6th day of June, 2007.

Michael Anthony, President

Michael Anthony, Secretary

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Resignation of Officer, Director, Manager, Member, General Partner, Trustee or Subscriber

Filed in the office of	Document Number 20070493862-11
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/19/2007 2:15 PM
	Entity Number C1036-1954

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Resignation of Officer, Director, Manager, Member, General Partner, Trustee or Subscriber

1. The name and title(s) of person that desires to resign*:

MICHAEL ANTHONY
(Name)

President, Secretary, Treasurer and Director
(Title(s))

2. The name and file number of the entity for which resignation is being made:

Planisol, Inc.
(Name of Entity)

C1036-1954
(File Number)

3. Signature: X ______________

* Resignation of one person from one entity per form.

FILING FEE: $75.00 PER FORM

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070509806-87
	Filing Date and Time 07/26/2007 12:10 PM
	Entity Number C1036-1954

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Planisol, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I has been amended to change the name of Planisol, Inc. (the "Corporation") to China Good Electric, Inc.

Article II has been amended to (i) authorize the Corporation to issue Ten Million (10,000,000) shares, par value $0.001, of a new class of shares of stock to be designated as "Preferred Stock", (ii) elect that the Corporation not be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statues, and (iii) effectuate a 1-for-208.33 reverse stock split of the issued and outstanding shares of common stock of the Corporation. As a result of the stock split, each two hundred eight and thirty-three one hundredths (208.33) shares of common stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of common stock after the split. Fractional shares will be rounded up to the next whole share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional): 7/30/07 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PLANISOL, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned being the President and Secretary of Planisol, Inc., a Nevada corporation (the "Corporation"), hereby certify that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on July 17, 2007 and Majority Written Consent of Shareholders of said Corporation on July 17, 2007, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing (i) a change of the Corporation's name, (ii) a 1-for-208.33 reverse stock split for the issued and outstanding shares of common stock of the Corporation, and (iii) the election not to be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statutes, be filed.

The effective date of this Amendment shall be July 30, 2007.

FIRST: The undersigned certify that ARTICLE "I" of the Articles of Incorporation, originally filed on November 4, 1954, and amended and restated on June 7, 2007, are amended to read as follows:

"The name of the Corporation is China Good Electric, Inc."

SECOND: The undersigned certify that ARTICLE "II" of the Articles of Incorporation are amended to read as follows:

"This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Effective July 30, 2007, the issued and outstanding shares of common stock of the Corporation shall be subject to a 1-for-208.33 reverse stock split.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter

for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing

any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal."

The undersigned hereby certify that they have on this 17th day of July 2007 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Tom Simeo, President & Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070635963-51
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/17/2007 8:43 PM
	Entity Number C1036-1954

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

China Good Electric, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment, Document #20070509806-87

3. Filing date of the original document for which correction is being made: 7/26/07

4. Description of the inaccuracy or defect.

Article I was amended to change the name of the Corporation from Planisol, Inc. to China Good Electric, Inc.

Article II was amended to (i) authorize the Corporation to issue Ten Million (10,000,000) shares, par value $0.001, of a new class of shares of stock to be designated as "Preferred Stock", (ii) elect that the Corporation not be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statutes, and (iii) effectuate a 1-for-208.33 reverse stock split of the issued and outstanding shares of common stock of the Corporation.

5. Correction of the inaccuracy or defect.

Article I must be corrected to read as follows: "The name of the Corporation is Planisol, Inc."

Article II must be corrected by rescinding the (1) authorization to issue Ten Million (10,000,000) shares, par value $0.001, of a new class of shares of stock to be designated as "Preferred Stock", (ii) election that the Corporation not be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statutes, and (iii) effectuation of a 1-for-208.33 reverse stock split of the issued and outstanding shares of common stock of the Corporation.

6. Signature:

X	President	9/13/2007
Authorized Signature	**Title ***	**Date**

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20070697223-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/10/2007 9:43 AM
	Entity Number C1036-1954

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Planisol, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I has been amended to change the name of Planisol, Inc. (the "Corporation") to China Good Electric, Inc.

Article II has been amended to (i) authorize the Corporation to issue Ten Million (10,000,000) shares, par value $0.001, of a new class of shares of stock to be designated as "Preferred Stock", (ii) elect that the Corporation not be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statues, and (iii) effectuate a 1-for-208.33 reverse stock split of the issued and outstanding shares of common stock of the Corporation. As a result of the stock split, each two hundred eight and thirty-three one hundredths (208.33) shares of common stock issued and outstanding before the effectiveness of the split shall be exchanged for one (1) share of common stock after the split. Fractional shares will be rounded up to the next whole share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional): 10/22/2007 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PLANISOL, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned being the President and Secretary of Planisol, Inc., a Nevada corporation (the "Corporation"), hereby certify that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on July 17, 2007 and Majority Written Consent of Shareholders of said Corporation on July 17, 2007, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing (i) a change of the Corporation's name, (ii) a 1-for-208.33 reverse stock split for the issued and outstanding shares of common stock of the Corporation, and (iii) the election not to be governed by the terms and provisions of Sections 78.378 through 78.3793, Sections 78.411 through 78.444, and Sections 78.2055 and 78.207 of the Nevada Revised Statutes, be filed.

The effective date of this Amendment shall be October 22, 2007.

FIRST: The undersigned certify that ARTICLE "I" of the Articles of Incorporation, originally filed on November 4, 1954, and amended and restated on June 7, 2007, are amended to read as follows:

"The name of the Corporation is China Good Electric, Inc."

SECOND: The undersigned certify that ARTICLE "II" of the Articles of Incorporation are amended to read as follows:

"This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Effective October 22, 2007, the issued and outstanding shares of common stock of the Corporation shall be subject to a 1-for-208.33 reverse stock split.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or

resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal."

The undersigned hereby certify that they have on this 10th day of October 2007 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Tom Simeo, President & Secretary

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20080477763-94
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/17/2008 4:20 PM
	Entity Number C1036-1954

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance f Stock)

1. Name of corporation:
China Good Electric, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article II is amended to effectuate a 10-for-1 forward stock split for both the issued and outstanding shares of common stock of the Corporation and the authorized shares of common stock of the Corporation. As a result of the stock split, each one (1) share of common stock issued and outstanding before the effectiveness of the split shall be exchanged for ten (10) shares of common stock after the split. Fractional shares will be rounded up to the next whole share.

The authorized common stock of the Corporation will also be increased by a 10-for-1 ratio, going from 100,000,000 shares to 1,000,000,000 shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: N/A

4. Effective date of filing (optional): 7/30/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CHINA GOOD ELECTRIC, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned being the President and Secretary of China Good Electric, Inc., a Nevada corporation (the "Corporation"), hereby certify that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on July 14, 2008, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing a 10-for-1 forward stock split for both the issued and outstanding shares of common stock of the Corporation and the authorized shares of common stock of the Corporation, be filed.

The effective date of this Amendment shall be July 30, 2008.

FIRST: The undersigned certify that ARTICLE "II" of the Articles of Incorporation are amended to read as follows:

"This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Billion (1,000,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

Effective July 30, 2008, the issued and outstanding shares of common stock of the Corporation shall be subject to a 10-for-1 forward stock split. Fractional shares will be rounded up to the next whole share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B. The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C. In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal."

The undersigned hereby certify that they have on this 15th day of July, 2008 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

Mingzhong Li, President & Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100224014-36
	Filing Date and Time 04/07/2010 2:45 PM
	Entity Number C1036-1954

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

China Good Electric, Inc.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: .
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CHINA GOOD ELECTRIC, INC.

Pursuant to NRS 78.403

China Good Electric, Inc., a corporation organized and existing under the Laws of the State of Nevada, pursuant to NRS 78.403, does hereby amend and restate its Articles of Incorporation as presently in effect.

FIRST: The name of the Corporation is China Good Electric, Inc. (the "Corporation").

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Nevada.

THIRD: (a) The total number of shares of capital stock which this Corporation is authorized to issue is one hundred ten million (110,000,000) shares, of which:

(i) ten million (10,000,000) shares shall be designated as preferred stock, and shall have a par value of $0.001 per share; and

(ii) one hundred million (100,000,000) shares shall be designated as common stock, and shall have a par value of $0.001 per share (the "Common Stock").

(iii) Each share of Common Stock, par value $.001 per share, outstanding as of March 31, 2010, shall automatically become and be converted into one-thirtieth of a share of such Common Stock.

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the designation of such series and the number of shares comprising the series;

(ii) whether dividends are payable on such series and, if dividends are payable, the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or series of preferred stock;

(viii) the conditions, if any, under which the number of shares comprising such series may be increased or decreased (but not below the number of outstanding shares of such series); and

(viii) the rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon the distribution of assets of, the Corporation.

(c) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

FOURTH: The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

FIFTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

SIXTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or

is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Chapter 78 of the Nevada Revised Statutes requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Chapter 78 of the Nevada Revised Statutes.

SEVENTH: The Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

EIGHTH: The Corporation elects not to be governed by the terms and provisions of Section 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, suspended, superseded, or replaced by any successor section, statute, or provision.

NINTH: The Corporation elects not to be governed by the terms and provisions of Section 78.2055 of the Nevada Revised Statutes. Accordingly, shareholder approval will not be required for the Board of Directors of the Corporation to authorize forward and reverse splits of this Corporation's securities with or without corresponding increases or decreases in and to the number of authorized shares of the class or series subject to the forward or reverse split.

TENTH: No amendment to these Articles, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of these Articles shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested shareholder, or any not requiring shareholder approval pursuant to Article NINTH of these Restated Articles, occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the Corporation, by authorization by a resolution by the board of directors and shareholders, has caused these Amended and Restated Articles of Incorporation to be signed by its chief executive officer this 31st day of March, 2010.

Mingzhong Li, Chief Executive Officer